CONSULTING AND MANAGEMENT
                               SERVICES AGREEMENT


     This consulting and management services agreement (the "Agreement") is made effective as of the 1st day of January 1999 by and between Nevtah Capital Management Corporation, a Nevada corporation (the "Company") and RLK International Group, Inc., a _____ corporation ("RLK").

     WHEREAS the Company was initially organized for the purpose of generally seeking and identifying investment opportunities in certain companies that demonstrate potential for long-term growth;

     WHEREAS management of the Company identified such an investment opportunity and entered into an agreement dated June 4, 1998 with Petroleum Asset Management Corporation, a Delaware corporation ("Pamco") for the joint commercialization of proprietary and patentable technology developed by Pamco (the "Pamco Agreement"); and

     WHEREAS during December 1999, the Company and Pamco agreed that (i) the Pamco Agreement would be terminated, and (ii) Cybersensor.com, Inc., a Nevada corporation ("Cybersensor") would grant to the Company a non-exclusive license to market and distribute the proprietary technology in Europe; and

     WHEREAS the board of directors of the Company has approved the engagement of RLK to provide a wide range of administrative, financial, marketing, international services, and other services with respect to the ongoing and full time business operations of the Company.

     NOW THEREFORE in consideration of the premises and mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows.

                     ARTICLE I - DUTIES AND DEVOTION OF TIME

     1.1 RLK agrees to provide the Company with financial, administrative, marketing, promotional and international services. RLK shall have the obligation and duty to conduct business related acts on behalf of the Company as directed by management of the Company, as are customarily done or deemed necessary for the operation of the Company. Such services shall include but are not limited to the following:

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     o    International Business Relations and Strategy
     o    Investor/Shareholder Relations and Liaison
     o    Press Release and Public Disclosure
     o    Corporate Information Distribution and Public Relations
     o    Business Planning/Operating Budget
     o    Bookkeeping/Financial Statement Generation
     o    Annual Report Creation and Production
     o    Auditor Liaison
     o    Banking/Record Keeping and Documentation
     o    Legal Liaison
     o    Corporate Minutebook Maintenance/Record Keeping
     o    Transfer Agent Liaison
     o    General Administration
     o    Funding Services
     o    Private Offering Structure

     1.2 RLK shall provide for performance of the business functions described above in Section 1.1 (hereinafter "Consulting Services") relating to the business of the Company commensurate with the Company's requirements as it pertains to the Company's ongoing development and growth. RLK shall provide for all acts and duties as are reasonably necessary for the efficient and proper operation and development of the Company's operations and, without limiting the generality of the foregoing, shall include all matters related directly or indirectly to the current functioning business operations of the Company.

     1.3 In conducing its duties under this Agreement, RLK shall report to the board of directors of the Company or to any appointed officer or agent as directed by the Company.

     1.4 The Company agrees that RLK may have or acquire business, financial or consulting service interests in other companies or properties and agrees that RLK may devote reasonable time to such other outside companies and business affairs so long as these duties do not affect RLK's ability to perform its duties in accordance with the provisions of this Agreement.

                       ARTICLE II - REMUNERATION AND TERM

     2.1 The Company shall pay to RLK an amount not greater than the average of $______ U.S. dollars per calendar month during the term of this Agreement. The fees charged by RLK to the Company shall be based on actual services provided and variable levels of such services required in any month by the Company.

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     2.2 RLK shall provide to the Company a monthly statement describing performance of actual services provided and fees charged by the tenth 10th day of the preceding month. The Company shall remit payment to RLK within ten (10) days after receipt of the monthly statement.

     2.3 The effective date of this Agreement shall be January 1, 1999 and this Agreement shall continue for a term of 24 months from such date.

                     ARTICLE III - REIMBURSEMENT OF EXPENSES

     3.1 The Company shall bear all expenses and costs incurred by RLK so long as such expenses and costs are for the sole and exclusive benefit of the Company and relate directly to the performance by RLK of its duties hereunder.

     3.2 RLK shall provide to the Company a monthly statement describing such expenses and costs incurred by the tenth (10th) day of the preceding month. The Company shall remit reimbursement payment to RLK within ten (10) days after receipt of the monthly statement.

                      ARTICLE IV - TERMINATION OF AGREEMENT

     4.1 This Agreement may be terminated by either party in the event of any material breach of this Agreement by the other party if not cured within sixty
(60) days after written notification thereof by the other party. Such notification of breach shall be in writing, shall specify the breach, and may set forth the date of which this Agreement shall terminate if cure is not effected. Alternatively, a written termination notice may be given promptly following written notice of the breach and a failure to cure within sixty (60) days of the written notice of breach.

     4.2 Notwithstanding any other provision contained herein, the Company and RLK agree that in the event either party desires to terminate this Agreement without cause, such party shall provide a one (1) month written notice to the other party, and the other party may consent to such termination, which consent shall not be unreasonably withheld.

                           ARTICLE V - INDEMNIFICATION

     5.1 The Company shall indemnify and hold harmless RLK and its employees, officers, directors, shareholders and agents from and against any and all liability, loss, damages, costs or expenses which such party may incur, suffer or be required to pay resulting from or arising in connection with the performance of any of the Consulting Services, except for such party's own gross negligence or willful misconduct.

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                      ARTICLE VI - MISCELLANEOUS PROVISIONS

     6.1 This Agreement may be assigned by either party pursuant to a sale of substantially all assets of the party's business. Any such assignment shall bind the assignee to all the obligations of the assignor under this Agreement. Notwithstanding the prior sentence, neither party shall otherwise have the right to assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     6.2 This Agreement and all matters connected with the performance thereof shall be construed in accordance with the laws of the State of Nevada.

     6.3 This Agreement contains the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

     6.4 All notices required by this Agreement shall be made by mail addressed to:

                  If to the Company:
                  Nevtah Capital Management Corporation
                  4400 PGA Boulevard, Suite 716
                  Palm Beach Gardens, Florida 33410

                  If to RLK:
                  RLK International Group, Inc.

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     6.5 The provisions of this Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereof.

     IN WITNESS WHEREOF, the parties have affixed their signature as of the dates given below.

                                         NEVTAH CAPITAL MANAGEMENT CORPORATION,
                                         a Nevada corporation

                                         By:_____________________________

                                         RLK INTERNATIONAL GROUP, INC.,
                                         a __________ corporation


                                         By:_____________________________